Exhibit 99.1

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Contact:
Donna Crump-Butler, (305) 231-6707
dbutler@BankUnited.com
Savannah Whaley, (954) 776-1999, x225
swhaley@piersongrant.com

John A. Kanas to Retire from Board of Directors at Year End; Rajinder P. Singh to Become Chairman

MIAMI LAKES, Fla. (September 11, 2018) – BankUnited, Inc. (NYSE: BKU) announced today that John A. Kanas will be retiring from the board of directors for BankUnited, Inc. and BankUnited, N.A. effective December 31, 2018.  Kanas, a long-term industry veteran, has served as Chairman of the Board of Directors since May 2009 when he, along with a group of investors, acquired the assets and assumed the liabilities of the failed BankUnited, FSB from the Federal Deposit Insurance Corporation.  Kanas also served as President and Chief Executive Officer of BankUnited until his retirement from those roles on December 31, 2016.
President and Chief Executive Officer Rajinder P. Singh, who was also one of the founders of the company and is a member of the board of directors, will succeed Kanas as Chairman effective January 1, 2019.
"It has been an incredible journey over the past nine years," Kanas said.  "BankUnited has been one of the greatest turnaround stories coming out of the financial crisis.  I am proud of what has been built and excited for its long-term future."
Kanas further states, "Raj has been with me from the beginning of the BankUnited story and transitioned seamlessly into his role as President and CEO at the beginning of 2017.  I have full confidence that under Raj's continued leadership, BankUnited will thrive and maintain its trajectory as a steadily growing, highly reputable regional bank."
Kanas was recently appointed Vice Chairman and Senior Advisor to Carlyle Global Financial Services Partners.

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About BankUnited, N.A.

BankUnited, N.A. is a national bank and wholly-owned subsidiary of BankUnited, Inc. (NYSE: BKU) and is headquartered in Miami Lakes, Florida. As of June 30, 2018, BankUnited N.A. has $31.3 billion in total assets, 87 branches in 15 Florida counties and five banking centers in the New York metropolitan area. One of the largest independent depository institutions headquartered in Florida by assets, BankUnited provides a wide range of commercial and consumer banking services. For additional information, call (877) 779-2265 or visit www.BankUnited.com. BankUnited can be found on Facebook at facebook.com/BankUnited.official and on Twitter @BankUnited.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to, among other things, future events.

The Company generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words.  Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitations) those relating to the Company's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, the Company's actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 which is available at the SEC's website (www.sec.gov).